Exhibit 11



                       Consent of Independent Auditors



The Board of Directors
Aetna Series Fund, Inc.

We consent to the use of our report, included herein, and to the references to our Firm under the headings "Financial Highlights" in the prospectus and "Independent Auditors" in the Statement of Additional Information.


                                          /s/KPMG Peat Marwick LLP
                                          ------------------------
                                          KPMG Peat Marwick LLP

Hartford, Connecticut
December 28, 1995